UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2008

ANGELES OPPORTUNITY PROPERTIES, LTD.

(Exact name of Registrant as specified in its charter)

California	0-16116	95-4052473
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Angeles Opportunity Properties, Ltd., a California limited partnership (the “Registrant”), owns a 99% interest in Lakewood AOPL, a Texas Limited Partnership (the “Partnership”). The Partnership owns Lakewood Apartments (“Lakewood”), a 256-unit apartment complex located in Tomball, Texas. As previously disclosed, on August 28, 2008, the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, VR General Partner LLC, a Delaware limited liability company (the “Purchaser”), to sell Lakewood to the Purchaser for a total sales price of $11,200,000.

As previously disclosed, on September 15, 2008, the Purchaser delivered written notice to the Partnership of its election to terminate the Purchase Agreement and, pursuant to its terms, the Purchase Agreement was terminated on September 15, 2008.

As previously disclosed, on September 19, 2008, the Partnership and the Purchaser entered into a First Amendment of Purchase and Sale Contract pursuant to which the Purchase Agreement was reinstated, the feasibility period was extended to September 30, 2008 and the closing date was extended to October 20, 2008.

On September 29, 2008, the Purchaser delivered written notice to the Partnership of its election to terminate the Purchase Agreement and, pursuant to its terms, the Purchase Agreement was terminated on September 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES OPPORTUNITY PROPERTIES, LTD.

By:    Angeles Realty Corporation II

  General Partner

By:    /s/Stephen B. Waters

  Stephen B. Waters

  Vice President

Date:  October 3, 2008